Exhibit 99.01

News Release Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@alliancebernstein.com	Jonathan Freedman, Media 212.823.2687 jonathan.freedman@alliancebernstein.com

AllianceBernstein to Report Second Quarter 2012 Results on Thursday, August 2, 2012

New York, NY, July 16, 2012 – AllianceBernstein L.P. and AllianceBernstein Holding L.P. (NYSE: AB) today announced that Second Quarter 2012 financial and operating results will be released on Thursday, August 2, 2012.  Management will conduct a teleconference call beginning at 8:00 am (ET), following the release of its financial results. The call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 from outside the U.S., 10 minutes before the 8:00 am (ET) scheduled start time. The conference ID# is 10756616.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of Second Quarter 2012 financial and operating results on August 2, 2012.

A replay of the webcast will be made available beginning approximately one hour after the completion of the conference call on August 2, 2012 and will remain on AllianceBernstein’s website for one week.  An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 from in the U.S., or (404) 537-3406 from outside the U.S., and provide the conference ID#: 10756616.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets.

At June 30, 2012, AllianceBernstein Holding L.P. owned approximately 37.9% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 63.5% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our internet site, www.alliancebernstein.com.

www.alliancebernstein.com	1 of 1